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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 dated February 12, 2001) and related Prospectus of InSite Vision Incorporated for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the consolidated financial statements of InSite Vision Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Palo Alto, California                             /s/ ERNST & YOUNG LLP
February 12, 2001